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                                                                   Exhibit 23



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76298) pertaining to the 1993 Equity Incentive Plan and the 1993 Stock Option Plan for Non-Employee Directors of AFC Cable Systems, Inc., the Registration Statement (Form S-8 No. 33-83420) pertaining to the 401 (k) Savings and Profit Sharing Plans, the Registration Statement (Form S-8 No. 33-28313) pertaining to the 1997 Equity Incentive Plan of AFC Cable Systems, Inc., and the Registration Statement (Form S-8 No. 333-59373) pertaining to the 1998 Equity Incentive Plan of AFC Cable Systems, Inc. of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of AFC Cable Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                         ERNST & YOUNG LLP

Providence, Rhode Island
March 25, 1999